                                         Statement Re:  Computation of Per Share Earnings

                                                               Three Months           Six Months           Twelve Months
                                                                  Ended                  Ended                 Ended
                                                            8/3/96     7/29/95     8/3/96     7/29/95     8/3/96    7/29/95
                                                            ------     -------     ------     -------     ------    -------
                                                                            (In thousand, except per share data)
Net income (loss)                                           $   554    $ 1,193    $  (591)    $ 2,790    $ 6,392    $17,970

Weighted average shares outstanding during the period        15,817     15,763     15,814      15,760     15,793     15,812

Net income (loss) per common and common equivalent share    $  0.04    $  0.08    $ (0.04)    $  0.18    $  0.40    $  1.14